Exhibit 99.1

Contacts:
Stephanie Diaz (Investors)	Tim Brons (Media)
Vida Strategic Partners	Vida Strategic Partners
415-675-7401	415-675-7402
sdiaz@vidasp.com	tbrons@vidasp.com

Avid Bioservices Reports Financial Results for First Quarter Ended July 31, 2023

-- Recorded First Quarter Revenue of $37.7 Million --

-- Signed $36 Million in Net New Business Orders Resulting in a Backlog of $189 Million --

-- Cell and Gene Therapy Facility Expansion Remains on Schedule for Opening by End of Calendar Q3 2023 --

TUSTIN, Calif., September 7, 2023 – Avid Bioservices, Inc. (NASDAQ:CDMO), a dedicated biologics contract development and manufacturing organization (CDMO) working to improve patient lives by providing high quality development and manufacturing services to biotechnology and pharmaceutical companies, today announced financial results for the first quarter ended July 31, 2023.

Highlights from the Quarter Ended July 31, 2023, and Other Events:

"The first quarter was a continuation of the trajectory established during fiscal 2023. During the period, we continued to successfully navigate what has been a challenging financing environment for our customers, as our revenues and backlog remained strong, and our commercial team continued to win new projects. Fortunately, Avid has continued to attract and sign later clinical stage and commercial business during the period, which has the potential to add significant upside in the medium to longer term,” stated Nick Green, president and CEO of Avid Bioservices.

“On the operational front, our recent mammalian capacity expansions are now online, and we are pleased with the market interest in our new capabilities and capacity, and the impact this is also having on our later-stage project portfolio. In addition, we continue to make progress with the buildout of our cell and gene therapy facility. We remain on track to bring this new capability online by the end of the third quarter of calendar 2023, at which time our state-of-the-art facilities will have a revenue-generating capacity of up to $400 million annually.”

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Financial Highlights and Guidance

•	The company is reiterating revenue guidance for full fiscal year 2024 of between $145 million and $165 million.

•	Revenues for the first quarter of fiscal 2024 were $37.7 million, representing a 3% increase over revenues of $36.7 million recorded in the prior year period. The increase was primarily attributed to an increase in manufacturing revenues from late-stage programs.

•	As of July 31, 2023, the company’s revenue backlog was $189 million, representing an increase of 20% compared to $157 million at the end of the same quarter last year. The company expects a growing portion of its backlog will extend beyond a year.

•	Gross profit for the first quarter of fiscal 2024 was $4.1 million (11% gross margin), compared to a gross profit of $9.1 million (25% gross margin) for the first quarter of fiscal 2023. The decrease in gross margin during the three months ended July 31, 2023, as compared to the prior year period was primarily driven by costs related to ongoing expansions of both the company’s capacity and technological capabilities. This included adding staff and associated overhead, including depreciation expense, that will provide critical capacity for near and medium-term growth. Margins during the current quarter were also impacted by a terminated project relating to the insolvency of one of the company’s smaller customers and a delay in the company’s ability to recognize the revenues of one product pending the implementation of a process change.

•	Selling, general and administrative expenses for the first quarter of fiscal 2024 were $6.3 million, largely consistent with $6.4 million recorded for the first quarter of fiscal 2023.

•	During the first quarter of fiscal 2024, the company recorded a net loss of approximately $2.1 million or $0.03 per basic and diluted share, as compared to net income of $1.6 million or $0.03 per basic and $0.02 per diluted share for the first quarter of fiscal 2023.

•	Avid reported $24.9 million in cash and cash equivalents as of July 31, 2023, compared to $38.5 million as of April 30, 2023.

More detailed financial information and analysis may be found in Avid Bioservices’ Quarterly Report on Form 10-Q, which will be filed with the Securities and Exchange Commission today.

Recent Corporate Developments

•	The company’s commercial team signed multiple new orders during the first quarter of fiscal 2024, totaling approximately $36 million net. These orders span from process development to commercial manufacturing.

•	The company remains on track to launch its cell and gene therapy CGMP manufacturing suites by the end of the third quarter of calendar 2023.

Statement Regarding Use of Non-GAAP Financial Measures

The company uses certain non-GAAP financial measures such as non-GAAP adjusted net income, free cash flow, as well as adjusted EBITDA. The company uses these non-GAAP financial measures for financial and operational decision making and as a means to evaluate period-to-period comparisons. The company believes that they provide useful information about operating results, enhance the overall understanding of its operating performance and future prospects, and allow for greater transparency with respect to key metrics used by management in its financial and operational decision making. These non-GAAP financial measures exclude amounts that the company does not consider part of ongoing operating results when planning and forecasting and when assessing the performance of the organization and its senior management. The company computes non-GAAP financial measures primarily using the same consistent method from quarter to quarter and year to year, and may consider whether other significant items that arise in the future should be excluded from its non-GAAP financial measures.

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The company reports non-GAAP financial measures in addition to, and not as a substitute for, or superior to, measures of financial performance prepared in accordance with U.S. generally accepted accounting principles (GAAP). These non-GAAP financial measures are not based on any comprehensive set of accounting rules or principles, differ from GAAP measures with the same names, and may differ from non-GAAP financial measures with the same or similar names that are used by other companies. The company believes that non-GAAP financial measures should only be used to evaluate its results of operations in conjunction with the corresponding GAAP financial measures and encourages investors to carefully consider its results under GAAP, as well as the supplemental non-GAAP information and the reconciliations between these presentations, to more fully understand its business.

Non-GAAP net income (loss) excludes stock-based compensation; business transition and related costs including corporate initiatives into new business activities such as severance and related expenses; non-cash interest expense on debt; and other income or expense items and is adjusted for income taxes. Adjusted EBITDA excludes non-cash operating charges for stock-based compensation, depreciation, and amortization as well as non-operating items such as interest income, interest expense, and income tax expense or benefit and is adjusted for income taxes. For the reasons explained above, adjusted EBITDA also excludes certain business transition and related costs. The company also uses measures such as free cash flow, which represents cash flow provided by or (used in) operations less cash used in the acquisition and disposition of capital.

Additionally, non-GAAP net income (loss) and adjusted EBITDA are key components of the financial metrics utilized by the company’s compensation committee to measure, in part, management’s performance and determine significant elements of management’s compensation. The company encourages investors to carefully consider its results under GAAP, as well as its supplemental non-GAAP information and the reconciliation between these presentations, to more fully understand its business. Reconciliations between GAAP and non-GAAP financial measures are included at the end of this press release.

Webcast

Avid will host a webcast this afternoon, September 7, 2023, at 4:30 PM EDT (1:30 PM PDT).

To listen to the live webcast, or access the archived webcast, please visit: https://ir.avidbio.com/investor-events.

About Avid Bioservices, Inc.

Avid Bioservices (NASDAQ:CDMO), an S&P SmallCap 600 company, is a dedicated contract development and manufacturing organization (CDMO) focused on development and CGMP manufacturing of biologics. The company provides a comprehensive range of process development, CGMP clinical and commercial manufacturing services for the biotechnology and biopharmaceutical industries. With 30 years of experience producing biologics, Avid's services include CGMP clinical and commercial drug substance manufacturing, bulk packaging, release and stability testing and regulatory submissions support. For early-stage programs the company provides a variety of process development activities, including cell line development, upstream and downstream development and optimization, analytical methods development, testing and characterization. The scope of our services ranges from standalone process development projects to full development and manufacturing programs through commercialization. www.avidbio.com.

Forward-Looking Statements

Statements in this press release, which are not purely historical, including statements regarding Avid Bioservices' intentions, hopes, beliefs, expectations, representations, projections, plans or predictions of the future, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The forward-looking statements involve risks and uncertainties including, but not limited to, the risk the company may experience delays in engaging new customers, the risk that the company may not be successful in executing customers projects, the risk that changing economic conditions may delay or otherwise adversely impact the realization of the company’s backlog, the risk that the company may experience technical difficulties in completing customer projects due to unanticipated equipment and/or manufacturing facility issues which could result in projects being terminated or delay delivery of products to customers, revenue recognition and receipt of payment or result in the loss of the customer, the risk that one or more existing customers terminates its contract prior to completion or reduces or delays its demand for development or manufacturing services which could adversely affect guided fiscal 2024 revenues, the risk that the completion of the cell and gene therapy facility may be delayed, may cost more than anticipated or may not increase revenue generating capacity by the amounts contemplated, the risk that expanding into a new biologics manufacturing capability may distract senior management’s focus on the company’s existing operations, the risk that the company may experience delays in hiring qualified individuals into the cell and gene therapy business, the risk that the company may experience delays in engaging initial customers for the cell and gene therapy business, and the risk that the cell and gene therapy business may not become profitable for several years, if ever. Our business could be affected by a number of other factors, including the risk factors listed from time to time in our reports filed with the Securities and Exchange Commission including, but not limited to, our annual report on Form 10-K for the fiscal year ended April 30, 2023, as well as any updates to these risk factors filed from time to time in our other filings with the Securities and Exchange Commission. We caution investors not to place undue reliance on the forward-looking statements contained in this press release, and we disclaim any obligation, and do not undertake, to update or revise any forward-looking statements in this press release except as may be required by law.

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Avid bioservices, inc.

CONDENSED CONSOLIDATED STATEMENTS OF Income (LOSS) and comprehensive INCOME (loss)

(Unaudited) (In thousands, except per share information)

	Three Months Ended July 31,
	2023	2022

Revenues	$37,726	$36,692
Cost of revenues	33,626	27,575
Gross profit	4,100	9,117
Operating expenses:
Selling, general and administrative	6,263	6,382
Total operating expenses	6,263	6,382
Operating income (loss)	(2,163)	2,735
Interest expense	(775)	(518)
Other income (expense), net	258	50
Net income (loss) before income taxes	(2,680)	2,267
Income tax expense (benefit)	(587)	703
Net income (loss)	$(2,093)	$1,564
Comprehensive income (loss)	$(2,093)	$1,564

Net income (loss) per share:
Basic	$(0.03)	$0.03
Diluted	$(0.03)	$0.02

Weighted average common shares outstanding:
Basic	62,838	61,905
Diluted	62,838	63,333

- Continued -

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Avid bioservices, Inc.

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited) (In thousands, except par value)

	July 31, 2023	April 30, 2023
ASSETS
Current assets:
Cash and cash equivalents	$24,898	$38,542
Accounts receivable, net	16,209	18,298
Contract assets	14,454	9,609
Inventory	40,866	43,908
Prepaid expenses and other current assets	1,892	2,094
Total current assets	98,319	112,451
Property and equipment, net	182,299	177,369
Operating lease right-of-use assets	42,374	42,772
Deferred tax assets	114,238	113,639
Other assets	4,757	4,473
Restricted cash	350	350
Total assets	$442,337	$451,054
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$22,813	$24,593
Accrued compensation and benefits	4,667	8,780
Contract liabilities	33,019	37,352
Current portion of operating lease liabilities	1,262	1,358
Other current liabilities	2,296	1,626
Total current liabilities	64,057	73,709
Convertible senior notes, net	140,888	140,623
Operating lease liabilities, less current portion	45,370	45,690
Finance lease liabilities, less current portion	1,424	1,562
Total liabilities	251,739	261,584

Commitments and contingencies

Stockholders’ equity:
Preferred stock, $0.001 par value; 5,000 shares authorized; no shares issued and outstanding at respective dates	–	–
Common stock, $0.001 par value; 150,000 shares authorized; 63,111 and 62,692 shares issued and outstanding at respective dates	63	63
Additional paid-in capital	623,445	620,224
Accumulated deficit	(432,910)	(430,817)
Total stockholders’ equity	190,598	189,470
Total liabilities and stockholders’ equity	$442,337	$451,054

- Continued -

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AVID BIOSERVICES, INC.

ITEMIZED RECONCILIATION BETWEEN GAAP AND NON-GAAP FINANCIAL MEASURES

(Unaudited) (In thousands)

	Three Months Ended July 31,
	2023	2022

GAAP net income (loss)	$(2,093)	$1,564
Stock-based compensation	2,343	1,897
Non-cash interest expense	339	260
Income tax effect of adjustments	(751)	(474)
Adjusted net income (loss)	$(162)	$3,247

GAAP net income (loss)	$(2,093)	$1,564
Interest expense, net	479	434
Income tax expense (benefit)	(587)	703
Depreciation and amortization	2,649	1,590
Stock-based compensation	2,343	1,897
Adjusted EBITDA	$2,791	$6,188

GAAP net cash used in operating activities	$(278)	$(5,034)
Purchase of property and equipment	(14,114)	(6,924)
Free cash flow	$(14,392)	$(11,958)

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